SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of July 15, 2009 ("Agreement"), is executed by Stratos Renewables Corporation, a Nevada corporation (the “Company”) and each of its wholly-owned subsidiaries party hereto (each a “Subsidiary Grantor” and together with the Company, the “Grantors” and each a “Grantor”) in favor of I2BF Biodiesel Ltd., an exempt private company limited by shares formed and existing under the laws of the British Virgin Islands (the “Collateral Agent”), for its own benefit and on behalf of each Investor (defined below).

RECITALS

A.           The Company is entering into a Note Purchase Agreement, dated as of the date hereof (such agreement, as it may hereafter be amended or modified from time to time, the "Purchase Agreement") pursuant to which the Company is selling and the investors party thereto (the “Investors” and each an “Investor”) are purchasing secured promissory notes (collectively the “Notes” and each a “Note”).

B.           Each Subsidiary Grantor is a wholly-owned subsidiary of Company and will receive substantial direct and indirect benefit from the proceeds of the sale of the Notes.

C.           It is a condition precedent to the extension of credit by the Investors under the Notes that each Grantor shall have executed and delivered this Agreement and shall have granted a security interest in the Collateral to the Collateral Agent in accordance herewith to secure their obligations under the Notes and the Transaction Documents.

AGREEMENT

NOW, THEREFORE, in order to induce the Investors to enter into the Purchase Agreement and to purchase the Notes and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Grantor hereby agrees as follows:

1.           Definitions.  Unless the context otherwise requires, terms defined in the Note and not otherwise defined herein have the same respective meanings when used herein and terms defined in the Uniform Commercial Code of the State of California (the "UCC") and not otherwise defined in this Agreement or in the Note shall have the meanings defined for those terms in the UCC.  In addition, the following terms shall have the meanings respectively set forth after each:

"Certificates" means all certificates now or hereafter representing or evidencing any Pledged Securities, Pledged Partnership Interests, or Pledged Limited Liability Company Interests.

"Collateral" means and includes all right, title and interest in or to any and all of the following assets and properties of each Grantor, wherever located, and now owned or hereafter acquired:

(a)        All Accounts;

(b)        All Chattel Paper;

(c)        All Commercial Tort Claims listed on Schedule 1-A.

(d)        All Deposit Accounts and cash;

(e)        All Documents;

(f)         All Equipment;

(g)        All General Intangibles;

(h)        All Goods;

(i)         All Instruments;

(j)         All Intellectual Property;

(k)        All Inventory;

(l)         All Investment Property;

(m)       All Letter-of-Credit rights;

(n)        To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

Notwithstanding the foregoing, the Collateral shall not be deemed to include, whether now owned or hereafter acquired, more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Subsidiary not organized in the United States or any state thereof which shares entitle the holder thereof to vote for directors.

"Controlled" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

"Copyright" means all copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time and any predecessor or successor statute thereto (the “Copyright Act”), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including without limitation, copyrights for computer programs, source code and object code databases and related materials and documentation and including without limitation, the registered copyrights and copyright applications listed on Schedule 1-D attached hereto, and (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of such Grantor’s rights corresponding thereto throughout the world.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Event of Default” has the meaning given to that term in the Notes.

"Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing and any claims for damages by way of any past, present or future infringement of any of the foregoing.

"Liens" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing.

"Obligations" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Grantors to Collateral Agent and the Investors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Patents” means all (a) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including without limitation, the inventions and improvements described and claimed therein, including without limitation, those Patents listed on Schedule 1-D attached hereto, (b) income, royalties, damages and payments now and hereafter due and /or payable under and with respect thereto, including without limitation, damages and payments for past, present or future infringements, (c) rights to sue for past, present and future infringements thereof, (d) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (e) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

"Permitted Liens" means (a) Liens in favor of the Collateral Agent and the Investors, (b)Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (c) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, (d) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements, (e) Liens upon any equipment to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 2(h) of the Note; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (h) Liens which constitute rights of setoff of a customary nature or liens with respect to deposit or investment accounts provided that such liens only secure customary fees associated with such accounts and provided further that Collateral Agent and the Investors have a first priority perfected Lien with respect to all such accounts; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (j) non-exclusive licenses granted in the ordinary course of business; and (k) Liens in favor of Whitebox Hedged High Yield Partners, LP.

"Person" has the meaning given to that term in the Notes.

"Pledged Collateral" means the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests.

"Pledged Limited Liability Company Interests" means all limited liability company interests owned by each Grantor, including, but not limited to those limited liability company interests set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement and all capital, limited liability company assets, dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

"Pledged Partnership Interests" means all interests in any partnership or joint venture owned by each Grantor, including, but not limited to those partnership interests set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

"Pledged Securities" means all shares of capital stock of each issuer in which each Grantor owns an interest, including, but not limited to those shares of capital stock set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

“Subsidiary” shall mean with respect to any Person (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by such Person, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by such Person, (c) any other entity included in the financial statements of such Person on a consolidated basis.

“Subsidiary Grantor” any Grantor other than the Company.

“Trademarks” means all (a) trademarks, trademark registrations, trade names, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers, whether or not registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world, including without limitation, trademark registrations and trademark applications listed on Schedule1-D attached hereto, (b) all income, royalties, damages and payments for past, present or future infringements thereof, (d) rights to sue for past, present and future infringements thereof and (e) renewals of any of the foregoing.

"Transaction Documents" has the meaning given to that term in the Notes.

2.           Creation of Security Interest.  Each Grantor, in order to secure its Obligations, does hereby grant and pledge to the Collateral Agent on behalf of the Investors, a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral.  The security interest and pledge created by this Section 2 shall continue in effect so long as any Obligation remains outstanding or the Investors have any obligation to purchase Notes under the Purchase Agreement.

3.           Delivery of Pledged Collateral.

(a)           Each Certificate shall be delivered to and held by the Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

(b)           The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to any of the Grantors, in connection with a commercially reasonable foreclosure sale, to transfer to, or to direct the applicable Grantor or any nominee of such Grantor to register or cause to be registered in the name of, the Collateral Agent or any of its nominees any or all of the Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests.  In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

4.           Further Assurances.

(a)           At any time and from time to time at the request of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent, at such Grantor's expense, all instruments, certificates and documents, including account control agreements, in form and substance reasonably satisfactory to the Collateral Agent, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, the Collateral Agent's security interests granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall: (i) at the request of the Collateral Agent, mark conspicuously all chattel paper, instruments and other documents and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, contract, chattel paper, instrument or Collateral is subject to the security interest granted hereby, (ii) at the request of the Collateral Agent, if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the the Collateral Agent, such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the the Collateral Agent; and (iii) with respect to any agreement in which any Grantor now has or hereafter acquires an interest which by its terms prohibits assignment, upon the Collateral Agent’s request, such Grantor will use its best efforts to procure the consent to assignment of the counterpart party thereto.

(b)           At any time and from time to time, the Collateral Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as the Collateral Agent may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein.

(c)           With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, limited liability company interests, or the like, each Grantor hereby consents and agrees that, upon the occurrence and during the continuance of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Collateral Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

5.           Voting Rights; Dividends; etc. So long as no Event of Default shall have occurred and be continuing:

(a)           Voting Rights.  Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the Transaction Documents; provided, however, that each Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

(b)           Dividend and Distribution Rights.  Subject to the terms of the Transaction Documents, each Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of its Pledged Collateral; provided, however, that any and all:

(i)           non-cash dividends or distributions in the form of capital stock, certificated limited liability company interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(ii)          dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii)         cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

shall, except as otherwise provided for in the Transaction Documents, forthwith be delivered to the Collateral Agent, in the case of paragraph (i) above, to be held as Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property of such Grantor and forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements), and in the case of paragraph (ii) and paragraph (iii) above, to be applied to the Obligations to the extent permitted by the Transaction Documents or otherwise to be held as Collateral.

6.           Rights as to Pledged Collateral During Event of Default.  When an Event of Default has occurred and is continuing:

(a)           Voting, Dividend and Distribution Rights.  At the option of the Collateral Agent, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(b) above, shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and such dividends and distributions during the continuance of such Event of Default to be applied to the Obligations or otherwise to be held as Collateral.

(b)           Dividends and Distributions Held in Trust.  All dividends and other distributions which are received by any Grantor contrary to the provisions of Section 6(a) of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and forthwith shall be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

7.           Irrevocable Proxy.  Each Grantor hereby revokes all previous proxies with regard to its Pledged Collateral and appoints the Collateral Agent as its respective proxyholder to (a) attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification, and (b) to attend and vote at any and all meetings of the members of the issuer of any Pledged Limited Liability Company Interests or partners of the issuer of any Pledged Partnership Interests (whether or not such Pledged Limited Liability Company Interests or Pledged Partnership Interests are transferred into the name of the Collateral Agent), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of any applicable issuer executed on or after the date of the giving of this proxy and prior to the termination of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted on their respective limited liability company interests or partnership interests or had personally signed the consents, waivers or ratifications; provided, however, that the Collateral Agent as proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default.  Each Grantor hereby authorizes the Collateral Agent to substitute another Person (which Person shall be a successor to the rights of the Collateral Agent hereunder, a nominee appointed by the Collateral Agent to serve as proxyholder, or otherwise as approved by such Grantor in writing, such approval not to be unreasonably withheld) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation.  This proxy is coupled with an interest and is irrevocable until all Obligations have been indefeasibly paid in full and until such time as the Investors have no commitment to purchase Notes pursuant to the Purchase Agreement.

8.           The Grantors' Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)           Such Grantor (i) is incorporated in the jurisdiction disclosed on Schedule 1-A and neither such Grantor nor any corporate predecessor has, during the preceding five years, been incorporated in any other jurisdiction, except as disclosed on Schedule 1-A, (ii) is qualified to do business in the jurisdictions disclosed on Schedule 1-A, and (iii) has the organizational identification number disclosed on Schedule 1-A.

(b)           Such Grantor currently conducts business only under its own name and the trade names listed on Schedule 1-A.  Neither such Grantor nor any corporate predecessor has, during the preceding five years, been known as or used any other corporate or fictitious name, except the names disclosed on Schedule 1-A.

(c)           Such Grantor (i) has Collateral only at the locations listed on Schedule 1-A; (ii) has exclusive possession and control of the Collateral owned by such Grantor, except for each location indicated on Schedule 1-A where Collateral is possessed by a lessee, consignee, warehouseman or other third party; and (iii) maintains its chief executive office, where such Grantor keeps its records concerning the Collateral, at the address set forth for such Grantor on Schedule 1-A.

(d)           Such Grantor has only the Deposit Accounts and securities accounts disclosed on Schedule 1-B.

(e)           Such Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens.  Such Grantor has the power, authority and legal right to grant the security interests in the Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement.  The grant of security interest in the Collateral pursuant to this Agreement creates a valid first priority security interest in the Collateral, except for Permitted Liens.

(f)           No consent of any Person, including, without limitation, any partner in a partnership with respect to which such Grantor has pledged its interests as a Pledged Partnership Interests or any member in a limited liability company with respect to which such Grantor has pledged its interests in the Pledged Limited Liability Company Interests, is required for the pledge by such Grantor of the Pledged Collateral or the grant of security interest by such Grantor in the Collateral.

(g)           Except as set forth on Schedule 1-C, the Pledged Securities described on Schedule 1-C constitute (i) all of the shares of capital stock of any Person owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on Schedule 1-C, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on Schedule 1-C.  Except as set forth in Schedule 1-C, the Pledged Partnership Interests described on Schedule 1-C constitute all of the partnerships or joint ventures in which each Grantor has an interest, and such Grantor's percentage interest in each such partnership or joint venture is as set forth on such Schedule 1-C.  Except as set forth in Schedule 1-C, the Pledged Limited Liability Company Interests described on Schedule 1-C attached hereto constitute all of the limited liability company interests of each Grantor and such Grantor's percentage interest in each such issuer is as set forth on Schedule 1-C attached hereto.  Unless specified otherwise on Schedule 1-C, each of the Pledged Partnership Interests and Pledged Limited Liability Company Interests described on Schedule 1-C are uncertificated securities.

(h)           None of the Grantors holds any Commercial Tort Claim as of the date of this Agreement, except as indicated on Schedule 1-A.

(i)           No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by any of the Grantors hereby or for the execution, delivery or performance of this Agreement by any of the Grantors, or (B) for the exercise by the Collateral Agent of the voting rights in the Pledged Securities, the Pledged Partnership Interest or the Pledged Limited Liability Company Interests or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally.

9.           Copyrights.  Without the prior written consent of the Collateral Agent, Grantors shall not register or cause to be registered with the United States Copyright Office any copyright registrations with respect to any proprietary software or source code with the United States Copyright Office.

10.         Patents and Trademarks.  Each Grantor will promptly (and in any event within 5 business days) notify Collateral Agent upon the filing, either by such Grantor or through any agent, employee, licensee or designee, of (i) any application for the registration of any patent or trademark, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any patent or trademark, which such Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any copyright or mask work, which Company may acquire from a third party, with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof.  Upon the request of Collateral Agent, Grantors shall execute and deliver any and all agreements, instruments, documents and papers as Collateral Agent may request to evidence Collateral Agent's security interest in such patent, trademark (and the goodwill and general intangibles of Company relating thereto or represented thereby), copyright or mask work.

11.           Grantors' Covenants.  Each Grantor covenants and agrees as follows:

 (a)           Such Grantor will keep the Collateral in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

 (b)           Such Grantor will not sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, provided that Company may sell, lease, transfer, license or otherwise dispose of any of the Collateral consisting of (i) the sale of inventory in the ordinary course of business, (ii) sales of worn-out or obsolete equipment in the ordinary course of business, and (iii) non-exclusive licenses and similar arrangements for the use of the property of Company in the ordinary course of business.

 (c)           Such Grantor shall not create or permit to exist any Lien upon or with respect to any of its property, except for Permitted Liens.

 (d)           Such Grantor shall (i) carry and maintain insurance at its expense of the types and in the amounts customarily carried by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, property damage and worker's compensation, such insurance to be in such form as is carried with companies and in amounts satisfactory to Collateral Agent, and (ii) deliver to Collateral Agent from time to time, as the Collateral Agent may request, schedules or insurance certificates setting forth all insurance then in effect.  All property policies shall name the Collateral Agent as loss payee with respect to the Collateral and all liability policies shall name Collateral Agent as an additional insured in the full amount of Grantors’ liability coverage limits.

(e)           Such Grantor will promptly notify the Collateral Agent in writing in the event of any material damage to the Collateral from any source whatsoever.

(f)           Such Grantor will not (i) establish any location of Collateral not listed in Schedule 1-A, (ii) move its principal place of business, chief executive offices or any other office listed in Schedule 1-A or (iii) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed in Schedule 1-A, except, in each case, upon not less than 30 days prior written notice to the Collateral Agent and such Grantor's prior compliance with all applicable requirements of Section 4 hereof necessary to perfect the Collateral Agent's security interest hereunder.

(g)           Such Grantor shall not establish any additional Deposit Account or securities account not listed on Schedule 1-B, except upon prior written notice to the Collateral Agent and such Grantor’s compliance with all applicable requirements of Section 4 hereof necessary to perfect the Collateral Agent’s security interest hereunder, including without limitation, delivery of duly executed account control agreements by all necessary parties, in form and substance satisfactory to the Collateral Agent.

(i)           If such Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Guarantor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

12.           The Collateral Agent.

(a)           Appointment.  The Investors hereby appoint Collateral Agent as collateral agent for the Investors under this Agreement  to serve from the date hereof until the termination of the Security Agreement

(b)           Powers and Duties of Collateral Agent, Indemnity by Investors.

(i)           Each Investor hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Majority in Interest of Investors in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)           Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to any Grantor for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of a Grantor to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of a Grantor’s compliance with any of the terms and conditions of this Agreement; (iv) the failure by a Grantor to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii)           In the case of this Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Investors agrees to pay to the Collateral Agent, on demand, its pro rata share of all fees and all expenses incurred in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Grantors.  In the case of this Agreement and each instrument and document relating to any of the Collateral, each of the Investors and each of the Grantors hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

13.           Subsidiary Grantors

(a)           Continuing Guaranty.  Each Subsidiary Grantor unconditionally guarantees and promises to pay to Collateral Agent and the Investors on demand after the occurrence and during the continuance of an Event of Default, in lawful money of the United States, any and all Obligations, and to perform on demand after the occurrence and during the continuance of an Event of Default any and all Obligations.  The liability of each Subsidiary Grantor hereunder is independent of the Obligations, and a separate action or actions may be brought and prosecuted against such Subsidiary Grantor irrespective of whether action is brought against any other Subsidiary Grantor or any other guarantor of the Obligations or whether any other Subsidiary Grantor or any other guarantor of the Obligations is joined in any such action or actions.  This guaranty is a guaranty of payment and not of collection

(b)           Authorized Actions.  Each Subsidiary Grantor authorizes Collateral Agent and the Investors, in their discretion, without notice to such Subsidiary Grantor, irrespective of any change in the financial condition of such Subsidiary Grantor, the other Subsidiary Grantors or any other guarantor of the Obligations, and without affecting or impairing in any way the liability of such Subsidiary Grantor hereunder, from time to time to (a) create new Obligations, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment or performance of the Obligations and exchange, enforce, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof; (d) purchase such security at public or private sale; (e) otherwise exercise any right or remedy it may have against such Subsidiary Grantor, the other Subsidiary Grantors, any other guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and (g) assign the Obligations, or the other Transaction Documents in whole or in part.

(c)           Waivers.  Each Subsidiary Grantor waives (a) any right to require Collateral Agent or any Investor to (i) proceed against any other Subsidiary Grantor or any other guarantor of the Obligations, (ii) proceed against or exhaust any security received from any other Subsidiary Grantor or any other guarantor of the Obligations, or (iii) pursue any other remedy in Collateral Agent’s or an Investor’s power whatsoever; (b) any defense arising by reason of the application by any Subsidiary Grantor of the proceeds of any borrowing; (c) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Subsidiary Grantor against any other Subsidiary Grantor, any other guarantor of the Obligations or any security, whether resulting from an election by Collateral Agent or any Investor to foreclose upon security by nonjudicial sale, or otherwise; (d) any setoff or counterclaim of such Subsidiary Grantor or any defense which results from any disability or other defense of any Subsidiary Grantor or the cessation or stay of enforcement from any cause whatsoever of the liability of any Subsidiary Grantor (including, without limitation, the lack of validity or enforceability of any Transaction Document); (e) any right to exoneration of sureties which would otherwise be applicable; (f) so long as any Obligations remain outstanding, any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy which Lender now has or may hereafter have against any Subsidiary Grantor, and any benefit of, and any right to participate in, any security now or hereafter received by the Collateral Agent or any Investor; (g) all presentments, demands for performance, notices of non-performance, notices delivered under this Agreement or any Transaction Document, protests, notice of dishonor, and notices of acceptance of this guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (h) the benefit of any statute of limitations to the extent permitted by law; (i) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (j) any right to be informed by Collateral Agent or any Investor of the financial condition of any Subsidiary Grantor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations.  Each Subsidiary Grantor has the ability and assumes the responsibility for keeping informed of the financial condition of any other Subsidiary Grantor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

14.           Remedies.

(a)           Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Grantors shall be in default hereunder and, subject to applicable law, the Collateral Agent shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Collateral Agent may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies, all of which may be exercised with or without further notice to the Grantors except such notice as may be specifically required by applicable law.

(b)           Sale of Collateral.  Any public or private sale or other disposition of the Collateral may be held at any office of the Collateral Agent, or at the Grantors’ places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers.  The Collateral Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral.  The Collateral Agent or any Person acting on the Collateral Agent's behalf may bid and purchase at any such sale or other disposition.  In furtherance of the Collateral Agent's rights hereunder, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by the Collateral Agent) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon the Collateral Agent's exercise of its remedies hereunder.

(c)           Notice of Sale.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made.  The requirement of reasonable notice conclusively shall be met if: such notice is mailed, certified mail, postage prepaid, to the Grantors at their addresses set forth on the signature page hereto or delivered or otherwise sent to the Grantors, at least ten (10) days before the date of the sale.  Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph.  The Collateral Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given.  The Collateral Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

(d)           Private Sales.  With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, the Collateral Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner.  Without limiting the foregoing, the Collateral Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) the Collateral Agent shall not incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Collateral Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(e)           Disposition of Proceeds of Sale.  The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; second, to the satisfaction of all Obligations; and third, any surplus remaining after the satisfaction of all Obligations, to be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

(f)           Remedies Cumulative.  The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

15.           Miscellaneous.

(a)           The Collateral Agent Appointed Attorney-in-Fact.  To the full extent permitted by applicable law, each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in the Collateral Agent's sole and absolute discretion to do any of the following acts or things upon the occurrence and during the continuance of an Event of Default: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to endorse and transfer the Collateral upon foreclosure by the Collateral Agent; and (d) to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of the Collateral Agent with respect to any of the Collateral; provided, however, that the Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and the Collateral Agent shall have no liability or responsibility for any act or omission (other than the Collateral Agent's own gross negligence or willful misconduct) taken with respect thereto.

(b)           Costs and Expenses.  Each Grantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent and the Investors in connection with the exercise of its duties under this Agreement and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Collateral Agent and the Investors in connection with the enforcement or attempted enforcement of this Agreement or any of the Obligations or in preserving any of the Collateral Agent’s and the Investors’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the Obligations or any bankruptcy or similar proceeding involving such Grantor, any other Grantor, Company or any of their affiliates).

(c)           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(d)           Amendments, etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantors herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and executed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(e)           Notices.  All notices and other communications provided for hereunder shall be given in the manner and to the addresses set forth in the Purchase Agreement.

(f)           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California (without reference to its choice of law provisions), except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of a jurisdiction other than the State of California are governed by the laws of such jurisdiction.

(g)           Jury Trial.  EACH GRANTOR AND INVESTOR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to the Transaction Documents or any of the transactions contemplated therein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County.  This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

Company:	STRATOS RENEWABLES CORPORATION

By:
Name:
Title:

Subsidiary Grantor:	Green Sands, Inc.

By:
Name:
Title:

Subsidiary Grantor:	Stratos del Peru SAC

By:
Name:
Title:

Subsidiary Grantor:	Arena Verde SAC

By:
Name:
Title:

[Signature Page to Security Agreement]

Collateral Agent:

I2BF BIODIESEL LTD.,
individually and in its capacity as Collateral Agent

By:
Ilya Golubovich, Director

INVESTORS:

I2BF BIODIESEL LIMITED

Ilya A. Golubovich
Director

Address:
c/o I2BF Venture Capital
Suite 401,
One Heddon Street
Mayfair, London, W1B 4BD
United Kingdom

BLUE DAY SC VENTURES
By: BlueDay Limited

By:

Name:

Title:

Address:
2nd Floor
116 Main Street
PO Box 3342
Road Town
Tortola
British Virgin Islands

[Signature Page to Security Agreement]

Schedule 1-A

Jurisdiction of Incorporation & Qualifications to do Business

Grantor	Jurisdiction of Incorporation	Former Jurisdiction of Incorporation (past 5 years)	Qualifications to do Business	Organizational Identification Number

Stratos Renewables Corporation	Nevada	Nevada	Nevada	C26225-2004
Stratos del Peru S.A.C.	Peru	Peru	Peru	20515769774
Arena Verde S.A.C.	Peru	Peru	Peru	20519314836
Green Sands, Inc.	Nevada	Nevada	Nevada	E0348782008-3

List of Tradenames

Grantor	Tradenames (including any used in the preceding 5 years)
N/A

List of Asset Locations

Grantor	Location (Address)	If assets are held in the possession of a third party indicate the name of such third party and their address and phone number

Stratos Renewables Corporation	9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA 90210

Green Sands, Inc.	9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA 90210

Stratos del Peru S.A.C.	Av. Canaval y Moreya 380, of. 401 San Isidro, Lima, Peru

Arena Verde S.A.C.	Av. Canaval y Moreya 380, of. 401 San Isidro, Lima, Peru

Arena Verde S.A.C.	Lote S/N Ex Cooperativa Estrella del Norte, Distrito y Provincia de Chepen, Departamento de la Libertad, Perú

Arena Verde S.A.C.	Calle Los Limoneros 187, Urb. Santa Victoria, Provincia de Chiclayo, Departamento de Lambayeque, Perú

Location of Chief Executive Office of each Grantor
(including any other locations where books and records are maintained)

Grantor	Location
Stratos Renewables Corporation	9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210
Stratos del Peru S.A.C.	Av. Canaval y Moreyra 380, of. 401 San Isidro, Lima, Peru
Arena Verde S.A.C.	Av. Canaval y Moreyra 380, of. 401 San Isidro, Lima, Peru
Green Sands, Inc.	9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210

Commercial Tort Claims

None.

Schedule 1-B
List of Deposit Accounts

Grantor	Depository Bank	Account Number	Account Type	Contact Information*
Stratos Renewables Corporation	1st Century Bank	2100011085	Checking	Bonnie Rubin 1875 Century Park East Suite 1400 Los Angeles, CA 90067 Tel: 310-270-9511 Fax: 310-270-9599

Green Sands, Inc.	Bank of America	02456-72086	Checking	Beverly Hills Main Office 460 No. Beverly Drive Beverly Hills, CA 90210 Tel: 310-247-2080

Stratos del Peru S.A.C.	Scotiabank	009-170-000003061761-27	US$ Checking	Christian Miranda Camargo Av. Dionisio Derteano No. 102 San Isidro, Lima, Peru Tel: +511-211-6026 Tel: +511-211-6000 X-6168

Stratos del Peru S.A.C.	Banco Continental	011-910-00010012285275	US$ Checking	Mauricio Bustamante Ave. Republica de Panama No. 3055 San Isidro, Lima, Peru Tel: +511-211-1000

Arena Verde S.A.C.	Banco de Credito del Peru	002-193-00173542134-17	US$ Checking	Cecilia Fernandez Av. Dos de Mayo 1574 San Isidro, Lima, Peru Tel: +511-311-9898 Tel: +511-221-2038

Arena Verde S.A.C.	Banco de Credito del Peru	002-193-001772225171-11	US$ Checking	Cecilia Fernandez Av. Dos de Mayo 1574 San Isidro, Lima, Peru Tel: +511-311-9898 Tel: +511-221-2038

List of Securities Accounts

Grantor	Bank/Brokerage	Account Number	Account Type	Contact Information*
N/A

* Contact Information:  include name of banker/broker, address, phone, fax, & email address

Schedule 1-C
List of Pledged Collateral

Grantor	Issuer	Certificate Number[1]	Shares or Interests Pledged	Shares Issued & Outstanding	Shares Authorized	Percentage Ownership

Stratos Renewables Corporation	Stratos del Peru S.A.C.	26	8,991,999	8,992,000	Not applicable	99.99%

Stratos Renewables Corporation	Green Sands, Inc.	C-1	1,000	1,000	200,000,000	100%

Green Sands, Inc.	Arena Verde S.A.C.	8	49,999	50,000	Not applicable	99.99%

Schedule 1-D

Trademarks

Grantor	Trademark	Jurisdiction	Application/Registration No.	Application/Registration Date

Stratos del Peru S.A.C.	Stratos Renewables Corporation (Standard Character Mark)	USPTO	77/397050	May 12, 2009

Stratos del Peru S.A.C.	Stratos Renewables Corporation (and Design)	USPTO	77/387132	May 12, 2009

Patents

Grantor	Patent	Jurisdiction	Application/Registration No.	Application/Registration Date
N/A

1 If Pledged Collateral is uncertificated, indicate “uncertificated” in this column.

Copyrights

Grantor	Copyright	Jurisdiction	Registration No.	Registration Date
N/A